Exhibit 99.1

	:	SUPERIOR COURT OF NEW JERSEY
	:	CHANCERY DIVISION
	:	BURLINGTON COUNTY
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IN RE MEDQUIST INC. SHAREHOLDER	:	DOCKET NO. BUR-C-018-11
LITIGATION	:
	:	STIPULATION OF SETTLEMENT
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          This Stipulation of Settlement, dated as of April 1, 2011, (the “Stipulation”), is made and entered into by and among the Plaintiffs Joseph F. Lawrence and Victor N. Metallo (collectively, “Plaintiffs”) in the above-captioned action (the “Action”), individually and on behalf of the Settlement Class (defined below), and by and through their counsel, and the Defendants, MedQuist Inc. (“MedQuist” or the “Company”), Robert M. Aquilina, Frank Baker, Peter Berger, John F. Jastrem, Colin J. O’Brien, Warren E. Pinckert, Michael Seedman, and Andrew Vogel (collectively, the “MedQuist Board Members”) (the MedQuist Board Members and MedQuist are collectively the “MedQuist Defendants”), and MedQuist Holdings Inc. (“Holdings”) (collectively, “Defendants”), by and through their respective counsel (hereinafter, each of the Defendants and the Plaintiffs, on behalf of themselves and the members of the Settlement Class, are referred to collectively as the “Parties”). The Stipulation contains the terms of the Parties’ proposed settlement of this Action (the “Settlement”), and is intended by the Parties to resolve, discharge and settle the Released Claims (defined below) fully, finally and forever, upon and subject to the terms and conditions set forth in this Stipulation.

I. BACKGROUND
     A. In August 2008, Holdings, formerly known as CBaySystems Holdings Limited, acquired 69.5% of the outstanding shares of MedQuist from Koninklijke Philips Electronics N.V.
     B. On September 30, 2010, Holdings and certain minority shareholders of MedQuist, who collectively owned approximately 12.7% of MedQuist’s outstanding common stock, entered into an exchange agreement, which was subsequently amended on December 30, 2010 (the “Private Exchange”).
     C. Under the Private Exchange, the participating MedQuist minority shareholders would receive one share of Holdings common stock for each share of MedQuist common stock.
     D. On October 1, 2010, at the time it announced the Private Exchange, Holdings also announced that it intended to make a public exchange offer (the “Public Exchange”) based on the exchange ratio used in the Private Exchange to all of MedQuist’s minority shareholders who were not parties to the Private Exchange.
     E. On October 18, 2010, Holdings filed with the Securities and Exchange Commission (the “SEC”) a registration statement for the Public Exchange, and on February 3, 2011, Holdings commenced the Public Exchange, which was originally scheduled to expire on March 4, 2011.
     F. On January 21, 2011, MedQuist filed a pre-commencement Schedule 14D-9 (the “14D-9”) with the SEC in which MedQuist, inter alia, indicated that its Audit Committee “reviewed and considered the [Public Exchange] with its independent financial and legal advisors and, based solely upon the information provided to it by [Holdings] and MedQuist, believes that the [Public Exchange] will be fair to MedQuist shareholders (other than [Holdings] and the shareholders participating in the Private Exchange) and, once the Exchange Offer has been commenced, intends to recommend that the MedQuist shareholders accept the [Public Exchange] and tender their shares.”
     G. On February 11, 2011, the Private Exchange closed, which resulted in Holdings’ ownership interest in MedQuist increasing from 69.5% to 82.2%.
     H. The initial class action complaints in the matters entitled Metallo v. Aquilina, et al. (No. C-018-11, the “Metallo Action”) and Lawrence v. Aquilina, et al. (No. C-018-11, the “Lawrence Action”) were filed with this Court on February 8, 2011 and February 10, 2011, respectively.
     I. The initial class action complaints in the Metallo Action and Lawrence Action alleged, inter alia, that: (i) the members of the MedQuist board of directors (the “Board”) and Holdings breached their fiduciary duties to MedQuist and its remaining minority shareholders in relation to the Public Exchange; and/or (ii) a short form merger following the Public Exchange would violate the New Jersey Shareholders’ Protection Act.
     J. On February 15, 2011, Plaintiff in the Lawrence Action filed an Order to Show Cause and Brief in Support of Order to Show Cause (“Order to Show Cause”) seeking expedited discovery relating to the Public Exchange, and a briefing schedule and hearing date for Plaintiff Lawrence’s application for a preliminary injunction; on the same date, Plaintiff in the Lawrence Action served Plaintiff’s First Request for Production of Documents.

     K. On February 16, 2011, the Company filed a post-commencement Schedule 14D-9 (the “Schedule 14D-9”) with the SEC disclosing, inter alia, that the Public Exchange is advisable, in the best interests of and fair to MedQuist’s minority shareholders.
     L. On February 17, 2011, Plaintiff in the Metallo Action filed (i) an Order to Show Cause seeking the same relief sought in the Lawrence Action and (ii) an Amended Complaint, which included additional allegations regarding the post-commencement Schedule 14D-9.
     M. On February 18, 2011, Defendants each filed Briefs in Opposition to the Order to Show Cause.
     N. On February 22, 2011, Plaintiff in the Lawrence Action filed a Reply Brief in Support of the Order to Show Cause application, and at the same time filed a First Amended Shareholder Class Action Complaint (the “Amended Complaint”).
     O. The Amended Complaint contained, inter alia, additional allegations that (i) Defendants breached their fiduciary duties to MedQuist’s public shareholders in relation to the Public Exchange, (ii) the Public Exchange was wrongfully coercive, and (iii) Defendants made misleading and incomplete disclosures in their public filings, including the Schedule 14D-9. The Amended Complaint also sought injunctive and declaratory relief concerning the New Jersey Shareholders’ Protection Act.
     P. On February 22, 2011, Plaintiffs in the Metallo Action and the Lawrence Action filed a Motion for Consolidation and Appointment of Interim Lead Counsel.
     Q. On February 22, 2011, the Court conducted a hearing on the Order to Show Cause and Motion for Consolidation and Appointment of Interim Lead Counsel and ruled as follows: (i)

it granted Plaintiffs’ Motion for Consolidation and Appointment of Interim Lead Counsel; (ii) it denied Plaintiffs’ application for expedited discovery on the basis that Plaintiffs had not established immediate and irreparable harm; (iii) it set a hearing date for Plaintiffs’ application for a preliminary injunction for March 2, 2011; and (iv) it encouraged the Parties to the Action to set a briefing schedule accordingly.1
     R. Following the February 22, 2011 hearing, counsel for the Parties engaged in arm’s-length negotiations concerning a possible settlement of the Action.
     S. On February 25, 2011, Plaintiffs filed their Opening Brief in Support of Their Motion for Preliminary Injunction and Declaratory Relief.
     T. On March 1, 2011, Defendants filed Briefs in Opposition to Plaintiffs’ Preliminary Injunction Motion.
     U. On March 2, 2011, Plaintiffs filed their Reply Brief in Further Support of Their Motion for a Preliminary Injunction and Declaratory Relief.
     V. On March 2, 2011, prior to the hearing on Plaintiffs’ Motion for a Preliminary Injunction and Declaratory Relief before this Court, the Parties reached an agreement in principle to settle the Action, and advised the Court that the Parties had reached such agreement in principle as described herein.
     W. On March 4, 2011, the Parties executed a Memorandum of Understanding (“MOU”), reflecting their agreement in principle to settle this Action. On the same date, pursuant to the

[1]	The Parties thereafter agreed to a briefing schedule for Plaintiffs’ Motion for a Preliminary Injunction.

MOU, MedQuist issued a press release announcing the extension of the expiration date of the Public Exchange until 5:00 p.m., New York City time, on Friday, March 11, 2011.
     X. On March 7, 2011, also pursuant to the MOU, MedQuist filed with the SEC Amendment No. 1 to the Schedule 14D-9, which contained additional disclosures negotiated with Plaintiffs’ counsel, including disclosures relating to the Public Exchange.
     Y. Plaintiffs and their counsel believe that a settlement of the Action on the terms reflected in this Stipulation is fair, reasonable, adequate and in the best interests of MedQuist’s public minority shareholders.
     Z. Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled and dismissed on the terms reflected in this Stipulation.
     AA. Defendants maintain that they have committed no breach of any fiduciary or other duty in connection with the Public Exchange.
     BB. Defendants maintain that they have not taken any action in violation of any federal, state or local law, statute, ordinance, regulation, rule, or executive order, or any obligation or duty at law or in equity or otherwise
     CC. The members of the MedQuist Board acknowledge that they were made aware of the claims and allegations asserted by Plaintiffs in the Action in connection with the Public Exchange.

     DD. On or about March 11, 2011, upon consummation of the Public Exchange, Holdings owned approximately 97% of the issued and outstanding shares of MedQuist common stock.
     EE. On March 17, 2011, MedQuist produced certain non-public documents to counsel for Plaintiffs in accordance with the Parties’ agreement in the MOU regarding confirmatory discovery.
     FF. On March 22, 2011, counsel for Plaintiffs conducted an interview of Roy Goldman, a partner at Fulbright & Jaworski L.L.P. and outside counsel to MedQuist’s Audit Committee, in accordance with the Parties’ agreement in the MOU, and confirmed that that settlement is fair, reasonable, adequate and in the best interests of Plaintiffs and the Settlement Class.
          NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by Plaintiffs, for themselves and on behalf of the Settlement Class, and by Defendants, subject to the final approval of this Court and in consideration of the mutual promises and performances set forth herein, that the Action shall be fully and finally settled, compromised, dismissed on the merits with prejudice and the claims asserted therein enjoined, and the Released Claims shall be fully and finally settled, compromised, enjoined, and dismissed as to the Released Persons (defined below), in the manner and upon the terms and conditions set forth herein.
I. DEFINITIONS
          The following capitalized terms used in this Stipulation shall have the meanings specified below, with the capitalized terms defined and used above retaining their meaning:

     A. “Co-Lead Counsel” means Prickett, Jones & Elliott, P.A., Barroway Topaz Kessler Meltzer & Check, LLP, and Levi & Korsinksy, LLP.
     B. “Effective Date” means the date of Final Court Approval.
     C. “Settlement Class” means all holders of common stock of MedQuist through and including the date of the closing of the Short-Form Merger, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them.
     D. “Settlement Class Member” and “Member of the Settlement Class” means and includes all Persons who fall within the definition of the Settlement Class as set forth above.
II. THE SETTLEMENT
          In consideration for the full settlement and release of claims, and as a result of arms’ length negotiations between and among Co-Lead Counsel and Defendants’ counsel, a proposed settlement has been reached on the following terms:
     A. Extend Public Exchange. Holdings agreed to extend the expiration of the Public Exchange to 5:00 p.m., New York City time on March 11, 2011. Holdings agreed to announce such extension on March 4, 2011, and consistent therewith announced such extension by press release on March 4, 2011, with related SEC filings made on March 7, 2011.
     B. Short-Form Merger. Holdings agreed that, subject to Final Court Approval (defined below) of the Settlement and no court order precluding such action: (i) if Holdings owns at least 90% of all outstanding shares of MedQuist common stock after the close of the Public Exchange, Holdings will use commercially reasonable efforts to, within thirty (30) days following Final Court Approval, file with the SEC a registration statement under the Securities Act of 1933, as amended, to register Holdings common stock to be issued in the Short-Form Merger (defined below) and, (ii) promptly after the SEC declares such registration statement effective, conduct a short-form merger under applicable law, with no appraisal or dissenter’s rights (the “Short-Form Merger”), to acquire the remaining shares of MedQuist common stock it does not own for the same consideration offered in the Public Exchange; that is, MedQuist stockholders who are subject to the Short-Form Merger would receive one share of Holdings common stock for each share of MedQuist common stock they own at the effective time of the Short-Form Merger. Plaintiffs, in turn, agree to release their claims relative to the New Jersey Shareholders’ Protection Act and allow the Short Form Merger to proceed in the manner and on the terms described in this paragraph. Consistent herewith, disclosures regarding the Short-Form Merger were made by Holdings in SEC filings on March 7, 2011.
     C. Additional Disclosures. MedQuist caused supplemental disclosures concerning the Public Exchange, which were included in Amendment No. 1 to Schedule 14D-9, which was filed with the SEC on March 7, 2011. A copy of Amendment No. 1 to Schedule 14D-9 is attached hereto as Exhibit A.
     D. Substantial Benefits. The Parties agree and acknowledge that the terms set forth in paragraphs A-C hereof confer substantial benefits on the Settlement Class.
     E. Certification of Class. For settlement purposes only, the Parties agree that the Action shall proceed as a non-opt-out class action pursuant to Rules 4:32-1(b)(1) and (b)(2) of the New Jersey Court Rules, consisting of the Settlement Class. Excluded from the Settlement Class are Defendants, their immediate families and their affiliates. In the event the Settlement does not become final for any reason, Defendants reserve the right to oppose certification of any class in future proceedings.
     F. Governing Law. This Stipulation and the settlement contemplated by it shall be governed by and construed in accordance with the laws of the State of New Jersey. The Parties agree that the Superior Court of New Jersey, Chancery Division (Burlington County Vicinage) shall have exclusive jurisdiction over any dispute arising out of or relating in any way to the Action or the Stipulation, and the Parties further waive any right to demand a jury trial as to any such dispute.
     G. Stay Pending Court Approval. Pending Court approval of the Settlement, Plaintiffs agree to stay the proceedings in the Action and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself. The Parties also agree to use their best efforts to prevent, stay or seek dismissal of and oppose entry of any interim or final relief in favor of any member of the Settlement Class in any other litigation against any of the Parties which challenges the Settlement, the transactions contemplated by the Public Exchange or Short-Form Merger or otherwise involves any of the Released Claims.
     H. Injunction Against Further Proceedings. Any further proceedings in this Action other than proceedings to implement the Settlement are enjoined as provided in the Preliminary Approval and Scheduling Order (defined below), attached hereto as Exhibit B and described in further detail in Paragraph I hereof. In addition, members of the Settlement Class are enjoined from bringing any claims covered by the Settlement in any other action, suit or proceeding. If any action is filed in any court asserting claims that are related to the subject matter of the Action prior to Final Court Approval of the proposed Settlement, the Parties shall cooperate in obtaining the dismissal or withdrawal of such related litigation, including where appropriate joining in any motion to dismiss or demurrer to such litigation.
     I. Preliminary Approval. As soon as practicable after this Stipulation has been executed, Co-Lead Counsel shall submit the Stipulation, together with its Exhibits, to the Court and shall apply for entry of an “Order Preliminarily Approving Settlement and Settlement Class and Providing Notice Thereof” in the form attached as Exhibit B to this Stipulation (the “Preliminary Approval and Scheduling Order”) providing for, among other things: (i) preliminary approval of the Settlement set forth herein; (ii) preliminary certification of the Settlement Class; (iii) the date for a Settlement Hearing to determine whether the Final Judgment (defined below) should be entered certifying the Action as a class action on behalf of the Settlement Class for the purpose of Settlement, approving the Settlement, including the releases contained herein, dismissing this Action with prejudice, and awarding attorneys’ fees and reimbursement of expenses to Plaintiffs’ counsel as provided below, and (iv) approval of the form and manner of providing notice substantially in the forms attached as Exhibits C and D to this Stipulation (the “Notice” and “Summary Notice,” respectively) to members of the Settlement Class.
     J. Settlement Hearing. Plaintiffs’ counsel shall request that the Court hold a hearing (the “Settlement Hearing”) within sixty (60) days of the entry of the Preliminary Approval and Scheduling Order.
     K. Notice. MedQuist shall be responsible for providing notice of the Settlement to the Settlement Class and shall pay all costs and expenses incurred in provided such notice, with the understanding that notice shall be effected by mail with respect to the MedQuist shareholders of record on or about the time of such mailing and, with respect to all other Settlement Class members, by public notification.
     L. Final Judgment. If the Court, following the Settlement Hearing, approves the Settlement (including any modification thereto made in writing with the consent of the Parties) as fair, reasonable, adequate and in the best interests of Plaintiffs and the Settlement Class, the Parties shall request jointly that the Court enter an Order and Final Judgment substantially in the form attached hereto as Exhibit E (the “Final Judgment”).
     M. Released Claims. Upon the Effective Date, all known and unknown claims of every nature and description whatsoever, whether or not concealed or hidden against Defendants and their respective predecessors, successors-in-interest, parents, subsidiaries, affiliates, representatives, agents, officers, directors, trustees, executors, heirs, spouses, marital communities, assigns or transferees and any person or entity acting for on behalf of any of them, and each of their respective predecessors, successors-in-interest, parents, subsidiaries, affiliates, representatives, agents, officers, directors, trustees, executors, heirs, spouses, marital communities, assigns or transferees or any person or entity acting for or on behalf of any of them and each of them (including, without limitation, S.A.C. Private Capital Group, LLC, its affiliates, and any and all investment bankers, accountants, insurers, reinsurers or attorneys and any past, present or future officers, directors and employees of any of them) (all of the foregoing, collectively, the “Released Persons”) that have been or could have been asserted by Plaintiffs or any Member of the Settlement Class during the class period, including class, individual or other claims, in state or federal court, and, based upon, arising from, or related to the claims or allegations in the Action including, but not limited to, claims or allegations based upon, arising from, or related to: (i) the Public Exchange; (ii) the adequacy of the exchange ratio in connection with the Public Exchange; (iii) the fiduciary obligations, if any, of the Defendants or Released Persons in connection with the Public Exchange; (iv) the processes, events and analyses leading up to the Public Exchange; (v) the disclosures or disclosure obligations of the Defendants or Released Persons in connection with the Public Exchange; (vi) the delisting of MedQuist shares from NASDAQ or the deregistration of MedQuist’s common stock under the Securities Exchange Act of 1934, as amended, following the Public Exchange; and (vii) whether the Public Exchange, the issuance of a dividend by MedQuist to all stockholders, or the Short-Form Merger violate or would violate the New Jersey Shareholders’ Protection Act, in each case are fully, finally and forever released, relinquished, discharged and dismissed with prejudice (the “Released Claims”).
     N. Release of Unknown Claims. The release contemplated by the Settlement extends to claims relating to the subject matter of the Action, which Plaintiffs, for themselves and on behalf of the Settlement Class, do not know or suspect to exist through and including the execution of this Stipulation, which if known, might have affected the decision to enter into the release (“Unknown Claims”) with respect to Defendants. Plaintiffs and each member of the Settlement Class shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of Unknown Claims. In connection with this Stipulation, Plaintiffs, for themselves and on behalf of the Settlement Class, shall be deemed to relinquish, to the fullest extent permitted by law, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, including Cal. Civ. Code § 1542 or any law which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     Plaintiffs acknowledge, and the members of the Settlement Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Plaintiffs, and by operation of law, the members of the Settlement Class, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.
     O. Release as to Plaintiffs. Defendants and the Released Persons release Plaintiffs, members of the Settlement Class and their counsel, from all claims arising out of the institution, prosecution, settlement or resolution of the Action, provided, however, that the Defendants and Released Persons shall retain the right to enforce in the Court the terms of the Stipulation.
     P. Voiding of Settlement. This Settlement shall be null and void and of no force and effect, unless otherwise agreed by the Parties pursuant to the terms hereof, if (i) the Settlement does not obtain Final Court Approval for any reason; or (ii) the Short-Form Merger has not been consummated under circumstances in which one or more of the conditions set forth in Paragraph II, B supra has not been satisfied. In the event this Settlement becomes null and void pursuant to the terms of this Paragraph, or the Settlement for any reason is not effectuated, the MOU and Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Action, and neither the existence of the MOU or this Stipulation, nor the respective contents of these documents, nor the negotiations leading to the execution of these documents, shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other litigation or proceeding.
     Q. Denial of Liability. Defendants have denied and continue to deny the allegations made in the Action, and they have maintained and continue to maintain that they have committed no breach of fiduciary duty whatsoever, have committed no statutory violations under New Jersey law, and have committed no disclosure or other violations in connection with the Private Exchange, Public Exchange or other matters related to the Settlement and/or the Action.
     R. Parties Acted in Good Faith. Each of the Parties reserve the right to rebut, in a manner that such party reasonably determines to be appropriate, any contention in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.
     S. Final Court Approval. The approval by the Court of the Settlement proposed by this Stipulation shall be considered final for purposes of this Stipulation upon the later of (i) the expiration of the time for the filing or noticing of an appeal or motion for reargument or rehearing from the Court’s Order and Final Judgment approving the material terms of the Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Court’s Order and Final Judgment on any appeal or reargument or rehearing, or (iii) the final dismissal of any appeal (“Final Court Approval”). If, for any reason, the Settlement is not approved by the Court, is terminated, overturned, or materially modified on appeal or as a result of further proceedings on remand, or otherwise does not become effective, unless the Parties shall agree otherwise, the Parties shall revert to their litigation positions immediately prior to the execution of the MOU.
     T. Dismissal With Prejudice. Within ten (10) business days of the Effective Date, counsel for Plaintiffs shall seek to have the Action dismissed with prejudice.

     U. Fees and Expenses. Following agreement on all substantive terms of the Settlement, and in light of the substantial benefits conferred on the Settlement Class as set forth herein, and after arm’s-length negotiation between the Parties, the Parties agreed that MedQuist and/or Holdings (or any successor-in-interest) will pay Plaintiffs’ counsel attorneys’ fees and expenses (including costs and disbursements) in an amount to be awarded by the Court, but in no event more than $400,000.00. Plaintiffs’ counsel agree not to make an application for a fee and expense award of more than $400,000.00 in the aggregate, and Defendants agree not to oppose such application provided that the aggregate amount does not exceed $400,000.00. Court approval of the Settlement shall not be contingent on its approval of fees and disbursements of any amount. Defendants agree to pay the award of attorneys’ fees and expenses within ten (10) business days after the later to occur of (i) consummation of the Short Form Merger, or (ii) the Final Approval Date. In the event that the Court’s order is reversed or modified on appeal, Plaintiffs’ counsel shall refund to MedQuist and/or Holdings (or any successor-in-interest) the full amount of such fees (and disbursements). Except as otherwise provided herein, each Party shall bear its own costs and attorneys’ fees incurred in the Action or in connection with this Settlement.
     V. Cooperation. In addition to the actions specifically provided for in the Stipulation, the Parties will use their reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement). The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of the Stipulation and the Settlement and to use their best efforts to effect the consummation of the Stipulation and the Settlement.
     W. Binding Effect. This Stipulation shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors and assigns.
     X. Representations of Plaintiffs. Plaintiffs and Plaintiffs’ counsel represent and warrant that (i) Plaintiffs are members of the Settlement Class, (ii) none of Plaintiffs’ claims or causes of action in the Action have been assigned, encumbered or in any manner transferred in whole or in part, and (iii) Co-Lead Counsel, on behalf of the Settlement Class, have been expressly authorized by Plaintiffs to take all appropriate actions required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem appropriate.
     Y. Exhibits. All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
     Z. Entire Agreement; Amendments. This Stipulation and the Exhibits hereto constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, and may be modified or amended only by a writing signed by or on behalf of all Parties or their respective successor(s)-in-interest.
     AA Authorization. Each counsel or other person executing this Stipulation or any of its Exhibits on behalf of any Party hereto represents and warrants that he or she has full authority to do so.
     BB. Counterparts. This Stipulation may be executed in any number of actual, telecopied or electronically distributed counterparts and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original. The executed signature page(s) from each actual, telecopied or electronically distributed counterpart may be joined together and attached and will constitute one and the same instrument.
EXECUTED AND AGREED:

SIMPSON THACHER & BARTLETT LLP
Attorneys for Defendant MedQuist Holdings Inc.

By:	/s/ Chet Kronenberg
Dated: April 1, 2011
PEPPER HAMILTON LLP
(A Pennsylvania LLP)
Attorneys for Defendants MedQuist Inc. and Robert M. Aquilina, Frank Baker, Peter Berger, John F. Jastrem, Colin J. O’Brien, Warren E. Pinckert, Michael Seedman, and Andrew Vogel

By:	/s/ Angelo A. Stio III
Dated: April 1, 2011
LOWENSTEIN SANDLER PC
 Attorneys for Defendant MedQuist Holdings Inc.

By:	/s/ Sheila Sadighi
Dated: April 1, 2011
BARROWAY TOPAZ KESSLER
MELTZER & CHECK, LLP
Interim Co-Lead Counsel for Plaintiffs

By:	/s/ Michael C. Wagner
Dated: April 1, 2011
PRICKETT, JONES & ELLIOTT, P.A.
Interim Co-Lead Counsel for Plaintiffs

By:	/s/ Paul A. Fioravanti
Dated: April 1, 2011
LEVI KORSINSKY, LLP
Interim Co-Lead Counsel for Plaintiffs

By:	/s/ Donald Enright
Dated: April 1, 2011
TRUJILLO RODRIGUEZ & RICHARDS, LLC
Interim Liaison Counsel for Plaintiffs

By:	/s/ Lisa Rodriguez

Dated: April 1, 2011

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